EXHIBIT 99.1

CUBIST REPORTS FOURTH QUARTER AND FULL YEAR 2013 FINANCIAL RESULTS;

PROVIDES 2014 REVENUE GUIDANCE

•                       Full Year Total Net Revenues of $1.1 Billion, Up 14% Over 2012

•                       Full Year Non-GAAP Adjusted Operating Income of $189.7 Million; Full Year GAAP Operating Income of $26.4 Million

•                       Full Year Non-GAAP Diluted EPS of $1.45; Full Year GAAP Diluted EPS of $(0.27)

Lexington, Mass., January 23, 2014 — Cubist Pharmaceuticals, Inc. (NASDAQ: CBST) today announced results for the fourth quarter and year ended December 31, 2013 and provided 2014 revenue guidance. The Company will host a conference call and webcast today at 5:00 p.m. ET to discuss the results and other business updates (details below).

Financial highlights for the fourth quarter of 2013 (unaudited):

•                  Total net revenues were $299.7 million compared to $245.9 million in the same period in 2012.

•                  Non-GAAP adjusted operating income was $43.6 million compared to $54.2 million in the fourth quarter of 2012. GAAP operating loss was $15.5 million compared to GAAP operating income of $45.3 million in the fourth quarter of 2012.

•                  Non-GAAP diluted earnings per share (EPS) was $0.29 compared to $0.42 in the fourth quarter of 2012. GAAP diluted loss per share was $(0.08) compared to GAAP diluted EPS of $0.51 in the fourth quarter of 2012.

Financial highlights for the full year of 2013 (unaudited):

•                  Total net revenues grew 14% to $1.1 billion compared to $926.4 million in 2012.

•                  Non-GAAP adjusted operating income was $189.7 million compared to $274.5 million in 2012. GAAP operating income was $26.4 million compared to $237.1 million in 2012.

•                  Non-GAAP diluted EPS was $1.45 compared to $2.15 in 2012. GAAP diluted loss per share was $(0.27) compared to GAAP diluted EPS of $2.10 in 2012.

“With our acquisitions of Trius and Optimer and positive ceftolozane/tazobactam data, we solidified our global antibiotics leadership in 2013 and enhanced our position in the acute care space,” said Michael Bonney, CEO of Cubist. “With strong growth in our marketed products, a robust pipeline, and significant momentum coming out of last year, we enter 2014 focused on executing our major, near-term milestones and driving further progress on our Building Blocks of Growth.”

As previously announced on January 13, 2014, fourth quarter 2013 U.S. CUBICIN® (daptomycin for injection) net product revenues were $248.9 million, up 15% over the fourth quarter of 2012, and full year U.S. CUBICIN net product revenues were $908.0 million, up 12% over 2012. Cubist’s share of full year 2013 international CUBICIN revenues was $58.7 million, which represents a 16% increase over $50.5 million in 2012. U.S. net product revenues of DIFICID® (fidaxomicin) following the completion of the Company’s acquisition of Optimer

65 Hayden Avenue, Lexington, MA 02421  P 781.860.8660  F 781.861.0566  www.cubist.com

Pharmaceuticals, Inc. (Optimer) on October 24, 2013 were $12.2 million. Cumulative net sales of DIFICID in the U.S. and Canada from October 1, 2013, through December 31, 2013, were $15.8 million, which includes $3.5 million in net sales recorded by Optimer prior to the acquisition. Fourth quarter ENTEREG® (alvimopan) net product revenues were $13.8 million, up 26% compared to $10.9 million in the fourth quarter of 2012. Full year ENTEREG net product revenues were $51.0 million, up 27% compared to $40.2 million in 2012.

In the fourth quarter, total net revenues were $299.7 million, up 22% over $245.9 million in the same period in 2012. Full year total net revenues grew 14% to $1.1 billion compared to $926.4 million in 2012.

Reflecting the critical investments the Company made in its late-stage development programs, including ceftolozane/tazobactam, and the initial build-out of its European infrastructure, non-GAAP adjusted operating income was $43.6 million compared to $54.2 million in the fourth quarter of 2012; GAAP operating loss in the fourth quarter was $15.5 million compared to operating income of $45.3 million in 2012. Non-GAAP adjusted operating income for the full year was $189.7 million compared to $274.5 million in 2012; GAAP operating income for the full year 2013 was $26.4 million compared to $237.1 million in 2012.

As of December 31, 2013, Cubist had $578.6 million in cash, cash equivalents and investments. The total number of Cubist’s common shares outstanding as of December 31, 2013 was 74,428,087.

2014 Revenue Guidance

The company also announced the following 2014 annual revenue guidance (in millions):

TOTAL NET REVENUE	$1,190 - $1,275
U.S. Net CUBICIN	$970 - $1,020
All Other Product Revenue	$205 - $235
Service and Other Revenues	$15 - $20

Recent Highlights & Milestones

Acquisition of Optimer Pharmaceuticals

•                  On October 24, 2013, Cubist completed the acquisition of Optimer Pharmaceuticals, Inc. for an aggregate upfront cash consideration of $551 million, excluding transaction costs.

Tedizolid phosphate — a novel oxazolidinone being developed for both intravenous (I.V.) and oral administration for the treatment of certain serious Gram-positive bacterial infections, including those caused by methicillin-resistant Staphylococcus aureus (MRSA); acquired by Cubist as part of its September 11, 2013 acquisition of Trius Therapeutics, Inc.

•                  On December 30, 2013, Cubist announced that the U.S. Food and Drug Administration (FDA) accepted the Company’s New Drug Application (NDA) for tedizolid phosphate with Priority Review. The FDA has assigned a Prescription Drug User Fee Act (PDUFA) action date of June 20, 2014.

•                  Phase 3 pivotal studies in Hospital-Acquired Bacterial Pneumonia (HABP)/Ventilator-Associated Bacterial Pneumonia (VABP) are expected to begin in the first quarter of 2014.

•                  In the first half of 2014, the Company plans to submit a Marketing Authorization Application (MAA) to the European Medicines Agency (EMA).

Ceftolozane/tazobactam — a potential first-line therapy being studied for the treatment of certain serious Gram-negative bacterial infections, including those caused by multi-drug resistant Pseudomonas aeruginosa.

•                  On November 25, 2013 and December 16, 2013, respectively, Cubist announced positive top-line results from the Company’s pivotal Phase 3 clinical trials of ceftolozane/tazobactam in complicated urinary tract infections (cUTI) and complicated intra-abdominal infections (cIAI).

•                  Cubist is on track to file an NDA for ceftolozane/tazobactam in cUTI and cIAI in the first half of 2014.

•                  The Company expects to initiate a pivotal Phase 3 trial to assess the safety and efficacy of ceftolozane/tazobactam in HABP/VABP in the first half of 2014.

•                  Cubist plans to submit an MAA for ceftolozane/tazobactam in cUTI and cIAI to the EMA in the second half of 2014.

CB-618 — a novel, broad-spectrum beta-lactamase inhibitor (BLI) investigational compound discovered by Cubist to combat resistance to certain beta-lactam antibiotics and serious infections, including those caused by carbapenem-resistant Enterobacteriaceae (CREs) and Klebsiella pneumoniae carbapenemases (KPCs).

•                  On January 10, 2014, Cubist submitted a Clinical Trial Application (CTA) to the Dutch Competent Authority and Ethics Committee to initiate a first-in-human study of CB-618 in the Netherlands. The Company has since received approval from the Dutch Competent Authority and Ethics Committee to initiate the study.

********************CONFERENCE CALL & WEBCAST INFORMATION***********************

Cubist will host a conference call and live audio webcast to discuss both its fourth quarter and full year 2013 financial results, business activities and financial outlook.

WHEN: Thursday, January 23, 2014 at 5:00 p.m. ET

U.S./CANADA ATTENDEE DIAL-IN: (855) 319-7654

INTERNATIONAL ATTENDEE DIAL-IN: (484) 756-4327

Attendee Passcode: 29092793

24-HOUR REPLAY U.S./CANADA: (855) 859-2056
24-HOUR REPLAY INTERNATIONAL: (404) 537-3406
Conference ID: 29092793

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:

https://cubist.webex.com/cubist/onstage/g.php?t=a&d=625478620

Attendee Password:  01232014

Replay will be available for 30 days via the Internet at www.cubist.com

*********************************************************************************

Use of Non-GAAP Financial Measures

Cubist has presented certain non-GAAP financial measures, including non-GAAP adjusted operating income, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP cost of product revenues, non-GAAP R&D expenses, non-GAAP SG&A expenses, non-GAAP other income (expense) and non-GAAP provision for income taxes. These non-GAAP financial measures exclude certain amounts, expenses or income, from the corresponding financial measures determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP).  Management believes this non-GAAP information is useful for investors, taken in conjunction with Cubist’s GAAP financial statements, because it provides greater transparency regarding Cubist’s operating performance. Management uses these measures, among other factors, to assess and analyze operational results and trends and to make financial and operational decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Cubist’s operating results as reported under GAAP, not as a substitute for GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts. Reconciliations between these non-GAAP financial measures and the most comparable GAAP financial measures for the fourth quarters and years ended December 31, 2013 and 2012 are included in the tables accompanying this press release after the unaudited condensed consolidated financial statements.

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address significant unmet medical needs in the acute care environment. Cubist is headquartered in Lexington, Mass. Additional information can be found at Cubist’s web site at www.cubist.com. Connect with Cubist on Twitter @cubistbiopharma and @cubistcareers, LinkedIn, or YouTube.

Forward-Looking Statements

This press release contains forward-looking statements. Any statements contained herein which do not describe historical facts, including but not limited to, statements regarding: our unaudited expected fourth quarter and full year 2013 financial results; our 2014 revenue guidance; the therapeutic and commercial potential of our products and product candidates; the expected timing for commencing clinical trials, including our planned Phase 3 pivotal studies for HABP and VABP for tedizolid phosphate and ceftolozane/tazobactam, and for regulatory filings and responses for our products and product candidates, including our planned tedizolid phosphate and ceftolozane/tazobactam MAA submissions to the EMA and our NDA for ceftolozane/tazobactam in cUTI and cIAI; our Phase 3 clinical data for ceftolozane/tazobactam in cUTI and cIAI; and our Building Blocks of Growth five-year goals through 2017 are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others: the risk that our final fourth quarter and full year 2013 and 2014 audited financial results will differ materially from our expected results disclosed in this release; risks related to drug development and commercialization, including the fact that drug discovery and development is complex, time consuming, expensive and fraught with a high risk of failure; our ability to achieve our short-term and our long-term goals, including as a result of our ability to continue to grow revenues from the sale of CUBICIN, DIFICID and ENTEREG, generic and other competition, manufacturing issues, our ability to successfully develop, gain marketing approval for and commercially launch our product candidates for their planned indications and on their expected timelines, and our ability to discover, in-license or acquire new products and product candidates; regulatory developments in the United States and foreign countries, including the risk that the FDA and foreign regulatory authorities may not agree with our interpretation of the results from our clinical studies of ceftolozane/tazobactam and tedizolid, may not approve on a timely basis or at all, our marketing authorization applications for ceftolozane/tazobactam and tedizolid phosphate or may require additional data, analysis, information or further studies that may not be clinically feasible or financially practicable; the review of our NDA for tedizolid may take longer than anticipated due to internal FDA constraints; any marketing approval for any of our product candidates may impose significant limitations on its use and additional post-marketing requirements; competitive risks from current and future therapeutic alternatives to our products and product candidates, including generic competitors such as Teva, Hospira and Strides; our ability to maintain and enforce intellectual property protection for our products and product candidates; additional clinical trials of our products and product candidates may produce negative or inconclusive results or may not be initiated or conducted in a timely manner; technical difficulties or excessive costs relating to the manufacture or supply of our products and product candidates, including our ability to work with, and the performance of our third party contract manufacturers that manufacture and supply our products and product candidates on our behalf; our ability to work with, and the performance of our third party contract research organizations that help us conduct our clinical trials; and those additional factors discussed in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements.

Contacts
INVESTORS:	MEDIA:
Eileen C. McIntyre, (781) 860-8533	Julie DiCarlo, (781) 860-8063
Vice President, Investor Relations	Senior Director, Corporate Communications
eileen.mcintyre@cubist.com	julie.dicarlo@cubist.com

Tables Follow

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(in thousands)

	December 31,
	2013	2012
ASSETS
Cash, cash equivalents and investments	$578,558	$979,396
Accounts receivable, net	123,155	93,467
Inventory	116,829	79,440
Property and equipment, net	177,544	166,465
Deferred tax assets, net	52,108	14,190
In-process research and development	896,400	272,700
Goodwill	383,018	114,130
Other intangible assets, net	721,066	152,830
Other assets	97,143	59,767

Total assets	$3,145,821	$1,932,385

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$276,955	$209,236
Deferred tax liabilities, net	357,802	103,081
Deferred revenue	37,421	40,875
Contingent consideration	223,322	189,213
Debt and other liabilities, net	856,590	399,232
Total liabilities	1,752,090	941,637

Total stockholders’ equity	1,393,731	990,748

Total liabilities and stockholders’ equity	$3,145,821	$1,932,385

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(in thousands, expect share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenues:
U.S. CUBICIN product revenues, net	$248,896	$216,041	$907,978	$809,200
U.S. ENTEREG product revenues, net	13,759	10,941	51,024	40,171
U.S. DIFICID product revenues, net	12,194	—	12,194	—
Total U.S. product revenues, net	274,849	226,982	971,196	849,371
International product revenues	20,888	14,478	61,237	50,454
Service revenues	1,243	3,705	12,287	23,249
Other revenues	2,761	754	9,722	3,285
Total revenues, net	299,741	245,919	1,054,442	926,359

Costs and expenses:
Cost of product revenues	80,605	61,474	260,310	230,057
Research and development	124,918	89,154	477,740	277,729
Impairment charges	55,300	38,700	55,300	38,700
Contingent consideration	(54,857)	(36,017)	(47,577)	(29,021)
Selling, general and administrative	85,995	47,333	257,940	171,788
Restructuring charges	23,290	—	24,319	—
Total costs and expenses	315,251	200,644	1,028,032	689,253

Operating (loss) income	(15,510)	45,275	26,410	237,106

Other income (expense), net	(14,003)	(7,553)	(70,054)	(37,510)

(Loss) income before income taxes	(29,513)	37,722	(43,644)	199,596

(Benefit) provision for income taxes	(23,507)	(115)	(25,073)	45,521

Net (loss) income	$(6,006)	$37,837	$(18,571)	$154,075

Basic (loss) income per share	$(0.08)	$0.59	$(0.27)	$2.42
Diluted (loss) income per share	$(0.08)	$0.51 (1)	$(0.27)	$2.10 (1)

Shares used in calculating:
Basic (loss) income per share	74,209,165	64,504,616	68,160,798	63,766,209
Diluted (loss) income per share	74,209,165	82,030,774	68,160,798	81,444,658

(1) Includes add back of interest expense, debt issuance costs and debt discount amortization on 2017 Notes to income, net of tax effect

CUBIST PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

UNAUDITED

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

Operating (loss) income reconciliation:
GAAP operating (loss) income	$(15,510)	$45,275	$26,410	$237,106
Cost of product revenues adjustments(1)	13,723	6,270	30,342	22,364
Research and development adjustments(1)	4,975	—	57,280	1,996
Impairment charges	55,300	38,700	55,300	38,700
Contingent consideration	(54,857)	(36,017)	(47,577)	(29,021)
Restructuring charges	23,290	—	24,319	—
Selling, general and administrative adjustments(1)	16,726	—	43,601	3,397
Non-GAAP adjusted operating income	$43,647	$54,228	$189,675	$274,542
Non-GAAP other income (expense) (2)	(5,711)	(3,015)	(15,143)	(12,551)
Non-GAAP provision for income taxes(2)	(13,704)	(18,551)	(58,375)	(91,917)
Non-GAAP net income	$24,232	$32,662	$116,157	$170,074

(1) Detail on the adjustments included herein is provided in the tables below.

(2) A reconciliation to the most comparable GAAP financial measure is included in the tables below.

CUBIST PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

UNAUDITED

(in thousands, except percentages)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Cost of product revenues adjustments:
GAAP cost of product revenues	$80,605	$61,474	$260,310	$230,057
Intangible asset amortization	(12,110)	(4,565)	(25,639)	(18,331)
Inventory fair value step-up	(1,613)	(1,705)	(4,703)	(4,033)
Non-GAAP cost of product revenues	$66,882	$55,204	$229,968	$207,693

Product gross margin reconciliation:
GAAP product gross margin	72.7%	74.5%	74.8%	74.4%
Intangible asset amortization	4.1%	1.9%	2.5%	2.0%
Inventory fair value step-up	0.5%	0.7%	0.5%	0.4%
Non-GAAP product gross margin	77.3%	77.1%	77.8%	76.8%

Research and development expenses adjustments:
GAAP research and development expenses	$124,918	$89,154	$477,740	$277,729
Acquisition-related expenses	(4,369)	—	(16,674)	(1,996)
Intangible asset amortization	(606)	—	(606)	—
Upfront license fees	—	—	(40,000)	—
Non-GAAP research and development expenses	$119,943	$89,154	$420,460	$275,733

Selling, general and administrative expenses adjustments:
GAAP selling, general and administrative expenses	$85,995	$47,333	$257,940	$171,788
Acquisition-related expenses	(16,726)	—	(43,601)	(3,397)
Non-GAAP selling, general and administrative expenses	$69,269	$47,333	$214,339	$168,391

Other income (expense) reconciliation:
GAAP other income (expense)	$(14,003)	$(7,553)	$(70,054)	$(37,510)
Debt discount amortization	8,292	3,800	20,333	17,244
Loss on extinguishment of convertible notes	—	738	34,578	4,467
Loss on disposal of property and equipment	—	—	—	3,248
Non-GAAP other income (expense)	$(5,711)	$(3,015)	$(15,143)	$(12,551)

Benefit (provision) for income taxes:
GAAP benefit (provision) for income taxes	$23,507	$115	$25,073	$(45,521)
Tax adjustment	(37,211)	(18,666)	(83,448)	(46,396)
Non-GAAP provision for income taxes	$(13,704)	$(18,551)	$(58,375)	$(91,917)

CUBIST PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

UNAUDITED

(in thousands, except share and per share amounts)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2013		2012		2013		2012

Reconciliation of net (loss) income:
GAAP net (loss) income	$(6,006)		$37,837		$(18,571)		$154,075
Non-cash debt discount amortization	8,292		3,800		20,333		17,244
Loss on extinguishment of convertible notes	—		738		34,578		4,467
Loss on disposal of property and equipment	—		—		—		3,248
Intangible asset amortization	12,716		4,565		26,245		18,331
Inventory fair value step-up	1,613		1,705		4,703		4,033
Restructuring charges	23,290		—		24,319		—
Acquisition-related expenses	21,095		—		60,275		5,393
Upfront license fees	—		—		40,000		—
Impairment charges	55,300		38,700		55,300		38,700
Contingent consideration	(54,857)		(36,017)		(47,577)		(29,021)
Tax adjustment (1)	(37,211)		(18,666)		(83,448)		(46,396)
Non-GAAP net income	$24,232		$32,662		$116,157		$170,074

Reconciliation of diluted earnings (loss) per share:
GAAP diluted (loss) earnings per share	$(0.08)		$0.51		$(0.27)		$2.10
Non-GAAP dilutive adjustments	0.37	(2)	(0.09	)(2)	1.72	(2)	0.05	(2)
Non-GAAP diluted earnings per share	$0.29		$0.42		$1.45		$2.15

Reconciliation of shares used in diluted per share calculation:
GAAP shares used in diluted earnings per share	74,209,165		82,030,774		68,160,798		81,444,658
Non-GAAP dilutive share adjustments	20,277,221	(3)	295,688	(4)	18,518,507	(3)	1,962,273	(4)
Non-GAAP shares used in diluted earnings per share	94,486,386		82,326,462		86,679,305		83,406,931

(1)         The methodology used to compute the tax adjustments above was revised in Q1 2013 to reflect the tax effect of non-GAAP adjustments and to include material, non-recurring discrete items for the period. The prior year tax adjustments have been revised to conform to the current year’s presentation.

(2)         Includes impact of non-GAAP adjustments from GAAP net income to non-GAAP net income and add back of interest expense and debt issuance costs on Cubist’s outstanding convertible notes, net of tax effect

(3)         Additional dilutive weighted average shares issuable upon conversion of Cubist’s outstanding convertible notes and exercise or vesting of Cubist’s outstanding equity awards

(4)         Additional dilutive weighted average shares issuable upon conversion of Cubist’s outstanding convertible notes